UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2021

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 10663 Loveland-Madeira Road #168 Loveland, OH	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

9987 Carver Road Cincinnati, OH	45242
(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ARPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 17, 2021, Aerpio Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with EyePoint Pharmaceuticals, Inc. (“EyePoint”) pursuant to which the Company agreed to sell all of the Company’s right, title and interest in and to the patents and patent applications related to (a) the Phase 2 program for razuprotafib in glaucoma, (b) the Phase 2 program of razuprotafib in COVID-19, and (iii) Preclinical Tie2 activating antibodies in return for a one-time cash payment of $450,000. The closing of the Purchase Agreement is contingent upon and effective after the closing of the merger of the Company with Aadi Bioscience, Inc., as approved by the stockholders of the Company on August 17, 2021, and as previously described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2021.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated August 17, 2021, by and between Aerpio Pharmaceuticals, Inc. and EyePoint Pharmaceuticals, Inc. (filed herewith).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Joseph Gardner, Ph.D.
Joseph Gardner
President and Founder